JNL SERIES TRUST


                              AMENDED AND RESTATED
                                     BY-LAWS








         The following Amended and Restated By-Laws have been approved and adopted by the Board of Trustees of JNL Series Trust at a meeting duly called and held at Jackson National Life Insurance Company on September 9, 2004.


                                            /s/ Susan S. Rhee
                                            ------------------------------

                                            Susan S. Rhee, Secretary

                                     BY-LAWS

                                       OF

                                JNL SERIES TRUST


                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION 1.01. ANNUAL MEETINGS. Unless otherwise required by law, the Agreement and Declaration of Trust as amended from time to time (the "Declaration"), these By-Laws or by the Investment Company Act of 1940 as interpreted by the staff of the Securities and Exchange Commission, the Trust shall not be required to hold an annual meeting of Shareholders unless the Board of Trustees determines to hold an annual meeting. If the Board makes such a determination, the annual meeting of Shareholders shall be held at such date and time as may be designated from time to time by the Board for the election of Trustees and the transaction of any business within the powers of the Trust. Failure to hold an annual meeting at the designated time shall not, however, invalidate the existence of the Trust nor affect otherwise valid acts of the Trust.

     SECTION 1.02. SPECIAL MEETINGS. Special meetings of the Shareholders may be called any time by the Chairman of the Board of Trustees or the President, or by a majority of the Board by vote at a meeting or in writing with or without a meeting, or in writing by those shareholders holding a majority of the outstanding Shares of beneficial interest of the Trust.

     SECTION 1.03. PLACE OF MEETINGS. Meetings of the Shareholders for the election of Trustees shall be held at such place either within or without the Commonwealth of Massachusetts as shall be designated from time to time by the Board of Trustees and stated in the notice of the meeting. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the Commonwealth of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 1.04. NOTICE OF MEETINGS. Not less than seven days nor more than 90 days before the date of any Shareholders' meeting, the Secretary shall give to each Shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to the Shareholder personally or by leaving it at the Shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of Shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the meeting.

     SECTION 1.05. QUORUM. At any meeting of Shareholders the presence in person or by proxy of Shareholders entitled to cast thirty percent of the votes thereat shall constitute a quorum; but this Section shall not affect any requirement under statute or under the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum the Shareholders present in person or by proxy, by majority vote and without notice, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 1.06. VOTES REQUIRED. A majority of the votes cast at a meeting of Shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of votes cast is required by law or by the Declaration.

     SECTION 1.07. PROXIES. A Shareholder may vote the Shares owned of record by him or her either in person or by proxy executed in writing by the Shareholder or by the Shareholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the Shareholder or the Shareholder's duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     SECTION 1.08. LIST OF SHAREHOLDERS. At each meeting of Shareholders, a full, true and complete list in alphabetical order of all Shareholders entitled to vote at such meeting, certifying the number of Shares held by each, shall be made available by the Secretary.

     SECTION 1.09. VOTING. In all elections for Trustees every Shareholder shall have the right to vote, in person or by proxy, the Shares owned of record by the Shareholder, for as many persons as there are Trustees to be elected and for whose election the Shareholder has a right to vote. At all meetings of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. If demanded by Shareholders, present in person or by proxy, entitled to cast 10% in number of votes, or if ordered by the Chairman, the vote upon election or question shall be taken by ballot. Upon like demand or order, the voting shall be conducted by two inspectors in which event the proxies and ballots shall be received, and all questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot, and voting need not be conducted by inspectors. Inspectors may be elected by the Shareholders at a meeting of Shareholders, to serve until the close of the next meeting of shareholders. In case of a failure to elect inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the Shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default or such election the Chairman of the meeting may appoint an inspector or inspectors.

     SECTION 1.10. ACTION BY SHAREHOLDERS OTHER THAN AT A MEETING. Any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the Shareholders entitled to vote on the subject matter thereof and any other Shareholders entitled to notice of a meeting of Shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Trust.

                                   ARTICLE II

                                BOARD OF TRUSTEES


     SECTION 2.01. POWERS. The Board may exercise all the powers of the Trust, except such as are by statute, the Declaration, or these By-Laws conferred upon or reserved to the Shareholders. The Board shall keep full and fair accounts of its transactions. The Board will have the resources, including appropriate funding, and authority to discharge its responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.


     SECTION 2.02. NUMBERS OF TRUSTEES. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees; provided, however, the number of Trustees shall in no event be reduced to less than three by such an instrument. The tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees made by the Board. The selection and nomination of Trustees who are not `interested persons' of the Trust, as such term is defined by the Investment Company Act of 1940, as amended, and the rules of the Securities and Exchange Commission thereunder, shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

     SECTION 2.03. REGULAR MEETINGS. After any meeting of Shareholders at which a Board of Trustees shall have been elected, the Board so elected shall meet as soon as practicable for the purpose of organization and the transaction of other business. No notice of such first meeting shall be necessary if held immediately after the adjournment, and at the site, of such meeting of Shareholders. Other regular meetings of the Board shall be held on such dates and at such places within or without the Commonwealth of Massachusetts as may be designated from time to time by the Board.

     SECTION 2.04. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the President or the Secretary of the Trust, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the Commonwealth of Massachusetts as may be designated from time to time by the Board. In the absence of any such designation such meetings shall be held at such places as may be designated in the calls.

     SECTION 2.05. NOTICE OF MEETINGS. Except as provided in Section 2.03, notice of the place, day and hour of every regular and special meeting of the Board of Trustees shall be given to each Trustee two days (or more) before the meeting, by delivering the same personally, or by sending the same by telegraph, or by leaving the same at the Trustee's residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to the Trustee at the Trustee's last known business or residence post office address, according to the records of the Trust. Unless required by these By-Laws or by resolution of the Board, no notice of any meeting of the Board need state the business to be transacted thereat. No notice of any meeting of the Board need be given to any Trustee who attends, or to any Trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement at the adjourned meeting.

     SECTION 2.06. QUORUM. At all meetings of the Board, one-third of the entire Board (but in no event fewer than two Trustees) shall constitute a quorum for the transaction of business. Except in cases in which it is by statute, by the Declaration or by these By-Laws otherwise provided, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the Trustees present by majority vote and without notice other than by announcement at the meeting may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.07. COMPENSATION AND EXPENSES. Trustees may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or fixed fee for attendance at meetings. In addition, Trustees may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Trustees. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any Trustee from serving the Trust in any other capacity and receiving compensation therefor.


     SECTION 2.08. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Board of Trustees shall choose a Chairman of the Board from among the Trustees. The
Chairman shall not be an officer of the Trust. The Chairman cannot be an "interested" person of the Trust, or of any investment adviser to the Trust, within the meaning of the Investment Company Act of 1940. The Chairman of the Board shall preside at all meetings of the Board of Trustees and of the Shareholders at which the Chairman is present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Trustees. The Board of Trustees may choose a Vice Chairman of the Board from among the Trustees. The Vice Chairman of the Board, if one be elected, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the Shareholders and Trustees, and the Vice Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Trustees or as may be required by law.

     SECTION 2.09. ACTION BY TRUSTEES OTHER THAN AT A MEETING. Unless otherwise required by law, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 2.10. COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Trustees. The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Trust, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     SECTION 2.11. HOLDING OF MEETINGS BY CONFERENCE TELEPHONE CALL. Any regular or special meeting of the Board or any committee thereof, members thereof may participate in such a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Unless otherwise required by law or regulations, participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                   ARTICLE III

                                    OFFICERS


     SECTION 3.01. EXECUTIVE OFFICERS. The Board of Trustees shall choose a President from among the Trustees, and shall choose a Secretary and a Treasurer who need not be Trustees. The President shall be the principal executive officer of the Trust. The Board of Trustees may choose an Executive Vice President, one or more Senior Vice Presidents, one or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, none of whom need be a Trustee. Any two or more of the above-mentioned offices, except those of President and a Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Declaration of Trust, by the By-Laws or by resolution of the Board of Trustees to be executed by any two or more officers. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term of the Board of Trustees at any regular or special meeting.


     SECTION 3.02. PRESIDENT. In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the Shareholders and of the Board at which the President is present; and in general, shall perform all duties incident to the office of a president of a Trust, and such other duties, as from time to time, may be assigned to him by the Board.

     SECTION 3.03. VICE PRESIDENTS. The Vice President or Vice Presidents, including any Executive or Senior Vice Presidents, at the request of the President, in the President's absence or during the President's inability or refusal to act, shall perform the duties and exercise the function of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman of the Board, or the President.

     SECTION 3.04. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall: keep the minutes of the meetings of Shareholders, of the Board and of any committees, in books provided for that purpose; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the records of the Trust; see that the seal of the Trust is affixed to all documents the execution of which, on behalf of the Trust, under its seal, is duly authorized, and when so affixed may attest the same; and in general perform all duties incident to the office of a secretary of a Trust, and such other duties as, from time to time, may be assigned to him by the Board, the Chairman of the Board, or the President.


     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.


     SECTION 3.05. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall: have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board in accordance with Section 5.02 of these By-Laws; render to the President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Trust; and in general, perform all the duties incident to the office of a treasurer of a Trust, and such other duties as may be assigned to him by the Board, the President or the Chairman of the Board.


     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President, or the Chairman of the Board shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform other duties and have such other powers as the Board may from time to time prescribe.


     SECTION 3.06. SUBORDINATE OFFICERS. The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

     SECTION 3.07. REMOVAL. Any officer or agent of the Trust may be removed by the Board whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.


                                   ARTICLE IV

                          SHARES OF BENEFICIAL INTEREST

     SECTION 4.01. CERTIFICATES. The Trust does not presently intend to issue certificates for shares of beneficial interest. If, however, the Board authorizes the issuance of certificates representing shares of beneficial interest, such certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Trust. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In no event shall certificates be issued for fractional shares. Such certificates shall be in such form, not inconsistent with law or with the Declaration, as shall be approved by the Board. In case any officer of the Trust who has signed any certificate ceases to be an officer of the Trust, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Trust as if the officer had not ceased to be such officer as of the date of its issue. Certificates need not be issued except to Shareholders who request such issuance in writing.

     The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 4.02. RECORD DATES. The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date in any case shall be not more than 60 days, and in case of a meeting of Shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.

                                    ARTICLE V

                               GENERAL PROVISIONS

     SECTION 5.01. CHECKS. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

     SECTION 5.02. CUSTODIAN. All Securities and cash of the Trust shall be placed in the custody of a bank or trust company ("Custodian") having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits, provided such a Custodian can be found ready and willing to act (or maintained in such other manner as is consistent with Section 17(f) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder). The Trust shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and Securities of the Trust held by the Board of Trustees of the Trust. The Trust shall, upon the resignation or inability to serve of the Custodian, use its best efforts to obtain a successor Custodian; require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and in the event that no successor Custodian can be found, submit to the Shareholders, before permitting delivery of the cash and securities owned by the Trust to other than a successor Custodian, the question whether or not the Trust shall be liquidated or shall function without a Custodian.

     The Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission, or otherwise in accordance with applicable law, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

     The Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

     SECTION 5.03. BONDS. The Board may require any officer, agent or employee of the Trust to give a bond to the Trust, conditioned upon the faithful discharge of such person's duties, with one or more sureties and in such amount as may be satisfactory to the Board.

     SECTION 5.04. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted Shareholders of a Massachusetts business corporation.

     SECTION 5.05. REPRESENTATION OF SHARES. Any officer of the Trust is authorized to vote, represent and exercise any and all rights incident to any Shares of any corporation or other business enterprise owned by the Trust.


     SECTION 5.06. OFFICES OF THE TRUST. Until changed by the Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the city of Boston, County of Suffolk. The principal executive office of the Trust is hereby fixed and located at 1 Corporate Way, Lansing, Michigan, 48951. The Trustees are granted full power and authority to change from time to time the respective locations of said principal and principal executive offices. Any such change shall be noted in the By-Laws opposite this Section, or this Section may be amended to state the new location. Branch or subordinate offices may be established at any time by the Trustees at any place or places.


                                   ARTICLE VI

                                 INDEMNIFICATION

     The Trust shall provide any indemnification required by applicable law and shall indemnify Trustees, officers, agents and employees as follows:


     (a) The Trust shall indemnify any current or former Trustee,officer and agents of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Trust) by reason of the fact that such person is or was such Trustee or officer or an employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized and in the manner permitted by applicable federal and state law, provided he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not reasonably believe his or her actions to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     (b) The Trust shall indemnify any current and former Trustee or officer of the Trust who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that such person is or was such Trustee or officer or an employee or agent of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of another corporation, partnership, joint venture, Trust or other enterprise to the fullest extent authorized and in the manner permitted by applicable federal and state law, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Trust

     (c) To the extent that a Trustee or officer of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) or (b) above or in defense of any claim, issue or matter therein, such person shall be indemnified to the fullest extent authorized and in the manner permitted by applicable federal and state law against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity for the determination as to the standard of conduct as provided in subparagraph (d).

     (d) Expenses incurred in defending a civil or criminal action, writ or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding, as authorized in the particular case, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Trust as authorized herein. Such determination must be made by disinterested Trustees or independent legal counsel. Prior to any payment being made pursuant to this paragraph, a majority of a quorum of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

     (e) The Trust shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph,
"Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

     (f) Pursuant and subject to Article VI, the Trust shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

     (g) Agents and employees of the Trust who are not Trustees or officers of the Trust may be indemnified under the same standards and procedures set forth above, in the discretion of the Board.

     (h) Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (i) Nothing in the Declaration or in these By-Laws shall be deemed to protect any Trustee or officer of the Trust against any liability to the Trust or to its Shareholders to which such person would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

     (j) The Trust shall have the power to purchase and maintain insurance on behalf of any person against any liability asserted against or incurred by such person, whether or not the Trust would have the power to indemnify such person against such liability under the provisions of this Article. Nevertheless, insurance will not be purchased or maintained by the Trust if the purchase or maintenance of such insurance would result in the indemnification of any person in contravention of any rule or regulation and/or interpretation of the Securities and Exchange Commission.


                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

     These By-Laws of the Trust may be altered, amended, added to or repealed by a majority of the Shareholders or by majority vote of the entire Board.

bylaws.doc/9/12/96

SECTION AND TITLE                                                         PAGE

Article I       SHAREHOLDERS                                                1

     1.01       Annual Meetings                                             1
     1.02       Special Meetings                                            1
     1.03       Place of Meetings                                           1
     1.04       Notice of Meetings                                          1
     1.05       Quorum                                                      2
     1.06       Votes Required                                              2
     1.07       Proxies                                                     2
     1.08       List of Shareholders                                        2
     1.09       Voting                                                      2
     1.10       Action by a Shareholders Other than at a Meeting            3

Article II      BOARD OF TRUSTEES                                           3


     2.01       Powers                                                      3
     2.02       Number of Trustees                                          3
     2.03       Regular Meetings                                            3
     2.04       Special Meetings                                            4
     2.05       Notice of Meetings                                          4
     2.06       Quorum                                                      4
     2.07       Compensation and Expenses                                   5
     2.08       Chairman and Vice Chairman of the Board                     5
     2.09       Action by Trustees Other than at a Meeting                  5
     2.10       Committees                                                  5
     2.11       Holding of Meetings by Conference Telephone Call            5


Article III     OFFICERS                                                    6

     3.01       Executive Officers                                          6
     3.02       Chairman and Vice Chairman of the Board                     6
     3.03       President                                                   6
     3.04       Vice Presidents                                             6
     3.05       Secretary and Assistant Secretaries                         7
     3.06       Treasurer and Assistant Treasurers                          7
     3.07       Subordinate Officers                                        7
     3.08       Removal                                                     8

Article IV      SHARES OF BENEFICIAL INTEREST                               8

     4.01       Certificates                                                8
     4.02       Record Dates                                                8


Article V       GENERAL PROVISIONS                                          9

     5.01       Checks                                                      9
     5.02       Custodian                                                   9
     5.03       Bonds                                                       10
     5.04       Inspection of Records                                       10
     5.05       Representation of Shares                                    10
     5.06       Offices of the Trust                                        10

Article VI      INDEMNIFICATION                                             10

Article VII     AMENDMENT OF BY-LAWS                                        13